Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Clarifies Information about Interrogator Services in Iraq

- Company corrects inaccurate and false information being widely disseminated -

Arlington, Va., June 28, 2004 - CACI International Inc (NYSE:CAI) today stated that due to the erroneous, inaccurate and false information being widely disseminated and repeated, it has again become necessary to clarify various aspects of its contract arrangements with the U.S. Army to provide interrogator services (an intelligence information gathering function) in Iraq.

For more than 42 years, CACI has proudly provided information technology (IT) services to its U.S. government customers to meet their mission and systems goals. For over four decades the company has successfully provided IT services during nine U.S. Presidential administrations that have had varying policies and objectives. CACI's steadfast objective in its government contracting has always been to support the country's future through quality service.

With over 9,400 employees, operating from over 100 office locations in the U.S.A. and around the world, CACI takes pride in satisfying its customers and in complying with the highest ethical standards. CACI's advanced information technology solutions and intelligence support services in Iraq enhance military effectiveness. Our efforts also free up the troops for other critical military missions. The company has been commended for its performance from its U.S. military customers in Iraq.

While CACI provides services around the world for the U.S. government, its recent work in Iraq has received attention because of widely disseminated media reports of abuse at the Abu Gharib prison near Baghdad.

Unfortunately, various media reports have included erroneous, inaccurate and false information, which the company intends to correct. Additional information on this matter is available on CACI's website www.caci.com.

The company stated the following facts:

CACI does not now provide, and never has provided, interrogator services to any U.S. government entity at Guantanamo Bay, Cuba, or in Afghanistan. CACI's limited role in providing interrogators in support of the U.S. Army has been confined to Iraq. Allegations to the contrary are totally false.

CACI's contract arrangements with the U.S. military have not been fashioned in a manner intended to mislead or to otherwise deceive anyone at any time and any such allegations are totally false. CACI's contracts are a natural outgrowth of the contracting arrangements pursuant to which CACI and its acquired predecessor, Premier Technology Group Inc., provided support to its U.S. Army clients for a number of years. All arrangements have been fully visible at all times to U.S. government contracting authorities.

CACI acquired its General Services Administration (GSA) Schedule Contract and Blanket Purchase Agreement (BPA) under which the interrogation (an intelligence information gathering function) services are being provided as part of the assets it acquired from Premier Technology Group, Inc in May 2003. The subject GSA Schedule Group 70 (Information Technology) contract was awarded to Premier Technology Group in 1998. The then U.S. Army Directorate of Contracting, Fort Huachuca, Arizona, awarded the subject BPA to Premier Technology Group under that GSA Schedule Group 70 contract in September 1998. Administration of the BPA was transferred from the U.S. Army at Fort Huachuca to the National Business Center (NBC), Department of Interior at Fort Huachuca on January 14, 2001 as part of a government reorganization that saw the Army contracting office become part of the Department of the Interior when Army operations at Fort Huachuca were substantially reduced. The subject BPA was extended for an additional five years by the NBC, and modified on July 31, 2003, as is customary, to reflect the acquisition by CACI. When the U.S. Army required interrogator support after deploying to Iraq, and contracting offices in Iraq and Kuwait said they were unable to take on the added administrative effort, the U.S. Army contracted for needed support in Iraq through the Fort Huachuca BPA. The U.S. Army continues to convey its satisfaction with the services being provided by CACI on these projects and has requested CACI's continued support.

CACI's contract with the U.S. military requires the company to provide interrogators (for intelligence information gathering) who have had training and/or experience in one or more related fields specified by the government. Those candidates who have been determined to meet the government-specified qualifications and hired are assigned to work in Iraq under the direct project supervision of the U.S. Army. These are the requirements of CACI's contract, and CACI has performed in accordance with the requirements.

CACI's Statement of Work for interrogators requires individuals with specified information-gathering and analysis experience at the tactical and operational levels who possess at a minimum a Department of Defense Secret-level security clearance, which requires U.S. government background checks on the individuals. The Statement of Work further specifies that the U.S. military will provide readiness training and briefings on rules of engagement and general orders applicable to coalition armed forces, DoD civilians and U.S. contractors, including the provisions of the Geneva Conventions.

CACI's contract requires that employees work under the monitoring and supervision of the U.S. military chain-of-command in Iraq. CACI personnel have no responsibility for management, supervisory or command authority over any non-CACI personnel. CACI operates a full-time in-country administrative chain-of-command over all of its employees in Iraq.

CACI has recruited qualified candidates with the capability to perform their assignment with moderate to minimal supervision in order to ensure that the candidates have sufficient experience and maturity to be responsible and accountable. Employees are responsible for their actions and work performance regardless of the environment into which they are placed.

As to widely repeated employee misinformation, CACI has never employed Mr. John Israel. Mr. John Israel was incorrectly identified as a CACI employee in the illegally released, "leaked", sections of the classified (SECRET/NO-FOREIGN) report issued by Major General Antonio M. Taguba regarding allegations of abuse of detainees at Abu Ghraib prison. Mr. Israel is not now and never has been an employee of CACI.

CACI employee Steven A. Stefanowicz was the only CACI employee identified in the Taguba report. The report alleges culpable wrongdoing on the part of Mr. Stefanowicz; however, Henry Hockeimer Jr., a partner in Hangley Aronchick Segal & Pudlin in Philadelphia, attorney for Mr. Stefanowicz, has stated, "Any meaningful review of the facts will inevitably lead to the conclusion that Mr. Stefanowicz's conduct was both appropriate and authorized."

CACI does not condone or tolerate illegal acts or behavior on the part of its employees. It is the company's clear and unambiguous policy that all its activities shall comply with all applicable laws at all times. In the unfortunate event that a CACI employee acted improperly or illegally, CACI will take immediate and appropriate action. To date, however, no CACI employee has been formally charged or indicted by the U.S. government with any wrongdoing, and the company has not discovered any evidence confirming allegations of culpable behavior despite active investigation into the matter. Reflecting CACI's commitment to individual rights and civil rights, as well as the rule of law and due process, the company will not condemn an individual on the basis of unsubstantiated and unproven allegations.

CACI's interrogation (an intelligence information gathering function) support and analysis work for the U.S. Army in Iraq is a very small fraction, less than 1%, of the company's total worldwide business. Nonetheless, CACI is proud of its people for the work and the service they have provided for the U.S. military and their country under hazardous conditions in Iraq.

CACI is not now and never has been involved in political activist pursuits of any kind for its own individual corporate benefit.

CACI does not now have and never has had a political action committee (PAC). The Company makes no effort whatsoever to influence or interfere with the rights of its officers and employees to participate as they see fit in supporting any candidate for office through a private donation.

Additional information, news releases and FAQs on CACI's Iraq business and these matters is up on CACI's website www.caci.com.

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom (an economic downturn in the UK is affecting CACI's UK operations), including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S military operations in Iraq; the results of the appeal of CACI International Inc. ASBCA No. 53058; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or scheduled contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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For other information contact:

Jody Brown
Senior Vice President, Public Relations
(703) 841-7801, jbrown@caci.com